Exhibit 3.2

FIRST AMENDED AND RESTATED BYLAWS

OF

THIRD COAST BANCSHARES, INC.

A TEXAS CORPORATION

THIRD COAST BANCSHARES, INC.

FIRST AMENDED AND RESTATED BYLAWS

ARTICLE I - OFFICES

Section 1.1.    Principal Office and Registered Agent. The principal office of Third Coast Bancshares, Inc. (the “Corporation”) shall be located and established at 20202 Highway 59 North, Suite 190, Humble, Harris County, Texas 77338. The registered office of the Corporation shall be located in the City of Austin, Travis County, Texas, or such other location as the board of directors may from time to time determine. The registered agent of the Corporation shall be as designated by the board of directors from time to time pursuant to applicable law.

Section 1.2.    Other Offices. The Corporation may have other offices within or outside the State of Texas at such place or places as the board of directors may from time to time determine or the business of the Corporation may require.

ARTICLE II - SHAREHOLDERS

Section 2.1.    Annual Meeting. An annual meeting of the shareholders for the election of directors and for the transaction of other business of the Corporation shall be held on such date and at such time as may be fixed by the board of directors and stated in the notice of the meeting. Failure to hold any annual meeting shall not result in the winding up or termination of the Corporation.

Section 2.2.    Special Meetings. Special meetings of the shareholders for any purpose may be called at any time by: (i) the board of directors pursuant to a written request approved by the affirmative vote of a majority of the directors, then in office; (ii) the chairman of the board; (iii) the chief executive officer; or (iv) the president. In addition, a special meeting of the shareholders shall be called at the request in writing of shareholders owning not less than fifty percent (50%) of the issued and outstanding shares of the Corporation entitled to vote at such meeting by the chairman of the board or the secretary. Such request for a special meeting shall state the purpose or purposes of the proposed meeting, which purpose or purposes shall be stated in the notice of the meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice. Notwithstanding anything set forth in these Bylaws to the contrary, at a special meeting requested by the shareholders of the Corporation, only the Corporation and the shareholders who participated in the written meeting request may propose any item for consideration or nominate directors for election at such meeting.

Section 2.3.    Notice of Meetings. Written notice stating the place, day, and hour of any shareholders’ meeting, the means of any remote communications by which shareholders may be considered present and may vote at the meeting, and, in the case of a special meeting, the purpose(s) for which the meeting is called shall be delivered not less than 10 nor more than 60 days before the date of the meeting, by or at the direction of the chairman, chief executive officer, president, secretary, or other person calling the meeting, to each shareholder of record entitled to vote at such meeting. The notice may be given in person, by any form of electronic transmission permitted under Texas law (upon the consent of the shareholder receiving such electronic transmission), or by mail. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Corporation, with postage pre-paid. If given by electronic transmission, such notice shall be deemed to be provided when the notice is (i) transmitted to a facsimile number provided by the shareholder for the purpose of receiving notice; (ii) transmitted to an electronic mail address provided by the shareholder for the purpose of receiving notice; (iii) posted on an electronic network and a message is sent to the shareholder at the address provided by the shareholder for the purpose of alerting the shareholder of a posting; or (iv) communicated to the shareholder by any other form of electronic transmission permitted under Texas law and consented to by the shareholder.

Notwithstanding the preceding paragraph, notice of a shareholder meeting regarding a fundamental business transaction (as defined in the Texas Business Organizations Code (“TBOC”)) must be given to each shareholder of the Corporation not later than 21 days prior to the meeting, regardless of the shareholder’s right to vote on the matter. Notice of such action shall comply with any other requirements set by law.

Section 2.4.    Place of Meetings. All meetings of the shareholders of the Corporation shall be held at the principal place of business of the Corporation, or at such other place (inside or outside the State of Texas) as shall be determined from time to time by the board of directors, and the place at which any such meeting shall be held must be stated in the notice of the meeting. The board of directors may, in its discretion, determine that a meeting may be held solely by means of remote communication, subject to compliance with the conditions imposed by Texas law.

Section 2.5.    Procedure.

(a)    At each meeting of the shareholders, one of the following persons, in the order in which they are listed (and in the absence of the first, the next, and so on), shall serve as chairman of the meeting: chief executive officer, chairman of the board, president, vice presidents (in the order of their seniority if more than one), and secretary. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.

(b)    At an annual meeting of the shareholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the president, secretary, or other person calling the meeting in accordance with Section 2.3, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the board of directors, or (iii) otherwise properly requested to be brought before the meeting by a shareholder in accordance with Sections 2.5(c) and (d).

(c)    A shareholder who wishes to submit business, other than nominations of directors, for consideration at an annual meeting must comply with this Section 2.5(c). A shareholder who wishes to include business in a proxy statement prepared by the Corporation must also comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For business, other than nominations of directors, to be properly requested by a shareholder for consideration at an annual meeting, the shareholder must (i) be a shareholder of record of the Corporation at the time of the giving of the notice for such meeting provided for in these Bylaws and at the time of the annual meeting, (ii) be entitled to vote at such meeting, and (iii) have given timely notice in writing to the secretary of the Corporation, and such business must be a proper matter for shareholder action. To be timely in connection with an annual meeting, a shareholder’s notice must be delivered to or mailed and received at the principal office of the Corporation not less than 90 nor more than 120 calendar days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than 30 calendar days prior to such anniversary date or delayed more than 60 calendar days after such anniversary date then to be timely such notice must be received by the Corporation no later than the later of 70 calendar days prior to the date of the annual meeting or the close of business on the 7th calendar day following the earlier of the date on which notice of the annual meeting is first mailed by or on behalf of the Corporation or the day on which public announcement is first made of the date of the annual meeting. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of the notice required by this Section 2.5(c).

A shareholder’s notice to the secretary of the Corporation must set forth as to each matter the shareholder proposes to bring before the annual meeting: (A) a description in reasonable detail of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (B) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business and any Shareholder Associated Person (defined below) covered by clauses (C) and (D) below; (C) the class or series and the number of shares of the Corporation that are, directly or indirectly, owned beneficially and of record by the shareholder proposing such business and by any Shareholder Associated Person with respect to the Corporation’s securities, and any derivatives, hedged positions, synthetic and temporary ownership techniques, swaps, securities loans, timed purchases and other economic and voting interests or similar positions, securities or interests held by such shareholder and Shareholder Associated Person with respect to the Corporation’s securities; (D) any material interest of the shareholder proposing such business or any Shareholder Associated Person in such business; and (E) any agreements the shareholder proposing such business or any Shareholder Associated Person has with other persons or entities in connection with such business.

Notwithstanding the foregoing provisions of this Section 2.5(c), a shareholder must also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.5(c). Nothing in this Section 2.5(c) will be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(d)    A shareholder who wishes to nominate a director or directors for election at an annual meeting must comply with this Section 2.5(d). A shareholder who wishes to include business in a proxy statement prepared by the Corporation must also comply with Rule 14a-8 under the Exchange Act.

For nominations of directors to be properly requested by a shareholder for consideration at an annual meeting, the shareholder must (i) be a shareholder of record of the Corporation at the time of the giving of the notice for such meeting provided for in these Bylaws and at the time of the annual meeting, (ii) be entitled to vote at such meeting, and (iii) have given timely notice in writing to the secretary of the Corporation. To be timely in connection with an annual meeting, a shareholder’s notice must be delivered to or mailed and received at the principal office of the Corporation not less than 120 nor more than 150 calendar days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than 30 calendar days prior to such anniversary date or delayed more than 60 calendar days after such anniversary date then to be timely such notice must be received by the Corporation no later than the later of 70 calendar days prior to the date of the annual meeting or the close of business on the 7th calendar day following the earlier of the date on which notice of the annual meeting is first mailed by or on behalf of the Corporation or the day on which public announcement is first made of the date of the annual meeting. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of the notice required by this Section 2.5(d).

A shareholder’s notice to the secretary of the Corporation must set forth: (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director the class of director for which such person is nominated and all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected; (B) as to the shareholder giving the notice the name and address, as they appear on the Corporation’s books, of such shareholder and any Shareholder Associated Person covered by clause (C) below; (C) as to the shareholder giving the notice the class and number of shares of the Corporation that are owned beneficially and of record by such shareholder and by any Shareholder Associated Person with respect to the Corporation’s securities, and any derivatives, hedged positions, synthetic and temporary ownership techniques, swaps, securities loans, timed purchases and other economic and voting interests or similar positions, securities or interests held by such shareholder and Shareholder Associated Person with respect to the Corporation’s securities; (D) a description of any material relationships, including financial transactions and compensation, between the shareholder giving the notice and any Shareholder Associated Person, on the one hand, and the proposed nominee or nominees, and such nominee’s affiliates and associates, or others acting in concert with the nominee (including, without limitation, the members of any Group of such nominee), on the other hand, including, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any Shareholder Associated Person on whose behalf the nomination is made, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (E) a completed independence questionnaire regarding the proposed nominee or nominees, in a form acceptable to the Corporation, which may be obtained from the secretary of the Corporation; (F) a written representation from such proposed nominee or nominees that they do not have, nor will they have, any undisclosed voting commitments or other arrangements with respect to their actions as a director; (G) a written representation from such proposed nominee or nominees that they comply with all applicable corporate governance policies and eligibility requirements of the Corporation; and (H) any other information reasonably requested by the Corporation. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. If a shareholder does not provide the information required by this Section 2.5(d) within 10 business days of the Corporation’s request, then such shareholder’s nomination shall be disregarded.

Notwithstanding the foregoing provisions of this Section 2.5(d), a shareholder must also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.5(d). Nothing in this Section 2.5(d) will be deemed to affect any rights of shareholders to request inclusion of nominations in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(e)    At a special meeting of shareholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given in accordance with Section 2.3, and (ii) if requested to be brought before the meeting by a shareholder, properly requested in accordance with Section 2.2 and this Section 2.5(e).

For business, other than nominations of directors, to be properly requested by a shareholder for consideration at a special meeting, the shareholder must (i) be a shareholder of record of the Corporation at the time of making the request and at the time of the special meeting, (ii) be entitled to vote at such meeting, and (iii) have given timely notice in writing to the secretary of the Corporation. To be timely in connection with a special meeting, a shareholder’s notice must be delivered to or mailed and received at the principal office of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of: (x) the 60th day prior to such special meeting; or (y) the tenth (10th) day following the first date of public announcement of the date of the special meeting. The shareholder’s request for a special meeting shall set forth as to each matter the shareholder proposes to bring before the special meeting: (A) a description in reasonable detail of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (B) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business and any Shareholder Associated Person covered by clauses (C) and (D) below; (C) the class or series and the number of shares of the Corporation that are, directly or indirectly, owned beneficially and of record by the shareholder proposing such business and by any Shareholder Associated Person with respect to the Corporation’s securities, and any derivatives, hedged positions, synthetic and temporary ownership techniques, swaps, securities loans, timed purchases and other economic and voting interests or similar positions, securities or interests held by such shareholder and Shareholder Associated Person with respect to the Corporation’s securities; (D) any material interest of the shareholder proposing such business or any Shareholder Associated Person in such business; and (E) any agreements the shareholder proposing such business or any Shareholder Associated Person has with other persons or entities in connection with such business.

For nominations of directors to be properly requested by a shareholder for consideration at a special meeting, the shareholder must (i) be a shareholder of record of the Corporation at the time of making the request and at the time of the special meeting, (ii) be entitled to vote at such meeting, and (iii) have given timely notice in writing to the secretary of the Corporation. To be timely in connection with a special meeting, a shareholder’s notice must be delivered to or mailed and received at the principal office of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of: (x) the 60th day prior to such special meeting; or (y) the tenth (10th) day following the first date of public announcement of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. A shareholder’s request for a special meeting shall set forth: (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director the class of director for which such person is nominated and all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected; (B) as to the shareholder giving the notice the name and address, as they appear on the Corporation’s books, of such shareholder and any Shareholder Associated Person covered by clause (C) below; (C) as to the shareholder giving the notice the class and number of shares of the Corporation that are owned beneficially and of record by such shareholder and by any Shareholder Associated Person with respect to the Corporation’s securities, and any derivatives, hedged positions, synthetic and temporary ownership techniques, swaps, securities loans, timed purchases and other economic and voting interests or similar positions, securities or interests held by such shareholder and Shareholder Associated Person with respect to the Corporation’s securities; (D) a description of any material relationships, including financial transactions and compensation, between the shareholder giving the notice and any Shareholder Associated Person, on the one hand, and the proposed nominee or nominees, and such nominee’s affiliates and associates, or others acting in concert with the nominee (including, without limitation, the members of any Group of such nominee), on the other hand, including, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any Shareholder Associated Person on whose behalf the nomination is made, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (E) a completed independence questionnaire regarding the proposed nominee or nominees, in a form acceptable to the Corporation, which may be obtained from the secretary of the Corporation; (F) a written representation from such proposed nominee or nominees that they do not have, nor will they have, any undisclosed voting commitments or other arrangements with respect to their actions as a director; (G) a written representation from such proposed nominee or nominees that they comply with all applicable corporate governance policies and eligibility requirements of the Corporation; and (H) any other information reasonably requested by the Corporation. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. If a shareholder does not provide the information required by this Section 2.5(e) within 10 business days of the Corporation’s request, then such shareholder’s nomination shall be disregarded.

Notwithstanding the foregoing provisions of this Section 2.5(e), a shareholder must also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.5(e). Nothing in this Section 2.5(e) will be deemed to affect any rights of shareholders to request inclusion of nominations in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of any notice required by this Section 2.5(e).

(f)    For purposes of this Section 2.5, “Shareholder Associated Person” of any shareholder means (i) any person controlling, directly or indirectly, or acting in concert with, such shareholder (including, without limitation, the members of any syndicate or group who, along with such shareholder or beneficial owner (as described in clause (ii) below), would be deemed a “person” for purposes of Section 13(d)(3) of the Exchange Act (“Group”)), (ii) any beneficial owner of shares of the Corporation owned of record or beneficially by such shareholder, and (iii) any person controlling, controlled by or under common control with such shareholder.

(g)    For purposes of this Section 2.5, “public announcement” means disclosure in a press release reported by a national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act or furnished to shareholders.

(h)    The determination of whether any business sought to be brought before any annual or special meeting of the shareholders is properly brought before such meeting in accordance with this Section 2.5 will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, he will so declare to the meeting and any such business will not be conducted or considered.

Section 2.6.    Record Date.

(a)    For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the board of directors may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, 60 days. If the share transfer records shall be closed for the purpose of determining shareholders, such records shall be closed for at least 10 days immediately preceding such meeting. In lieu of closing the share transfer records, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days and, in the case of a meeting of shareholders, not less than 10 days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.

(b)    If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

(c)    When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of share transfer records and the stated period of closing has expired.

Section 2.7.    Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least eleven (11) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting or at any adjournment of the meeting, arranged in alphabetical order, and showing the address of each shareholder, the type of shares held by each shareholder and the number of shares registered in the name of each shareholder. Such list shall be kept on file at the registered office or principal office of the Corporation and shall remain open to the examination of any shareholder, for any purpose germane to the meeting, during regular business hours, for a period of at least ten (10) days prior to the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present. If a meeting is held solely by means of remote communication, such list shall be open to examination by the shareholders during the meeting on a reasonably accessible electronic data system, and the information required to access the list shall be provided to shareholders in the meeting notice. The original stock transfer books shall constitute prima facie evidence of the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders.

Section 2.8.    Majority Vote. When a quorum is present at any meeting of the shareholders, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at the meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Certificate of Formation. If a quorum exists, action on any matter, except the election of directors in a Contested Election, by a voting group shall be approved by the affirmative vote of a majority of the votes cast, unless the Certificate of Formation, these Bylaws, or applicable law require a greater number of affirmative votes. For purposes of this Section 2.8, a majority of the votes cast means that the number of shares voted “for” a proposal must exceed the number of shares voted “against” that proposal, with “abstentions” and “broker non-votes” not counted as votes cast with respect to that proposal. If, for any cause, the entire board of directors shall not have been elected at an annual meeting, any vacancies may be filled in accordance with Section 3.6. The right to accumulate votes in the election of directors and the right to cumulative voting by any shareholder in any other matter are hereby expressly denied.

Section 2.9.    Quorum. A majority of the outstanding shares of stock of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum is determined to be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may transact business until adjournment of such meeting, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum.

Notwithstanding the other provisions of the Certificate of Formation or these Bylaws, the chairman of the meeting at any meeting of shareholders, whether or not a quorum is present, shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at such meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally called, unless otherwise provided in the proxy. Each proxy shall be revocable unless (i) the proxy form conspicuously states that the proxy is irrevocable, and (ii) the proxy is coupled with an interest, as defined in the TBOC and other Texas law. All proxies shall be filed with the secretary before any meeting, before the same shall become effective. Any shareholder, by written notice to the secretary before any meeting, may withdraw a previously filed proxy and vote the shares thereon in person, unless the proxy is irrevocable.

Section 2.10.    Proxies. At all meetings of shareholders, a shareholder may vote either in person or by proxy executed in writing or by electronic signature by the shareholder or by his or her duly authorized attorney in fact. Proxies solicited on behalf of management shall be voted as directed by the shareholder or, in the absence of such direction as determined by a majority of the board of directors. No proxy shall be valid for more than eleven (11) months from the date of its execution.

Section 2.11.    Waiver of Notice. Any notice required to be given to any shareholder, may be subject to a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein for the meeting, and such waiver of notice shall be equivalent to giving such notice in a timely manner. The participation or attendance of a shareholder at a meeting constitutes waiver of notice, unless the shareholder participates in or attends the meeting solely to object to the transaction of business on the ground that the meeting was not lawfully called or convened.

Section 2.12.    Voting Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the shareholders of the Corporation any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock is held, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

Section 2.13.    Voting of Shares by Certain Holders.

(a)    Shares standing in the name of another corporation may be voted by an officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(b)    Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

Section 2.14.    Inspectors. For each meeting of shareholders, the board of directors may appoint one or more inspectors of election. If for any meeting the inspector(s) appointed by the board of directors shall be unable to act or the board of directors shall fail to appoint any inspector, one or more inspectors may be appointed at the meeting by the chairman thereof. Such inspector(s) shall conduct the voting in each election of directors and, as directed by the board of directors or the chairman of the meeting, the voting on the matters to be voted on at such meeting, and after the voting shall make a certificate of the vote taken. Inspectors need not be shareholders.

Section 2.15.    Presence at Meetings by Means of Communication Equipment. Shareholders may participate in and hold a meeting of the shareholders by means of remote communication approved by the board of directors, including conference telephone or similar communications equipment, or another suitable electronic communications system, including videoconferencing technology or the Internet, or any combination thereof, by means of which each person participating in the meeting may communicate with all other persons participating in the meeting. Participation in a meeting pursuant to this Section 2.15 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE III - BOARD OF DIRECTORS

Section 3.1.    Number and Powers. The property, business and affairs of the Corporation and all corporate powers shall be managed by the board of directors, subject to any limitation imposed by statute, the Certificate of Formation or these Bylaws. The board of directors shall consist of at least five (5) persons and no more than twenty-one (21) persons. Except as fixed by the board of directors pursuant to Article VI, Section B of the Certificate of Formation, the exact number of directors within such range shall be fixed and determined by a vote of a majority of the whole board of directors and may be increased or decreased as provided in Section 3.5. In addition to the powers and authorities expressly conferred upon the board of directors by the Certificate of Formation and these Bylaws, the board of directors may exercise all such powers of the Corporation and do all lawful acts and things as are not by statute, the Certificate of Formation, or these Bylaws directed or required to be exercised or done by the shareholders. The Directors may add advisory directors at such time and in such number as deemed necessary.

Section 3.2.    Classified Board. The Corporation shall have a classified board of directors as set forth in the Certificate of Formation.

Section 3.3.    Election. Except as provided below with respect to Contested Elections, each director shall be elected by the affirmative vote of a majority of the votes cast with respect to that director’s election by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present. For purposes of this Section 3.3, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director, with “abstentions” and “broker non-votes” not counted as votes cast with respect to that director. If, as of the record date for a meeting of shareholders for which directors are to be elected, the number of nominees for election of directors exceeds the number of directors to be elected (a “Contested Election”), the nominees receiving a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present shall be elected.

Section 3.4.    Qualification. Each director shall have such qualifications as are required by applicable law. To the extent required by law, each director, when appointed or elected, shall take an oath that he will faithfully perform the duties of his office. Any such oath shall be taken before a notary public or justice of the peace, and a record of such oath shall be made a part of the records of the Corporation. The board of directors shall have the exclusive right from time to time to establish criteria and qualifications for directors and all nominees to serve as directors of the Corporation. Directors need not be residents of the State of Texas.

Section 3.5.    Change in Number. The number of directors may at any time be increased or decreased by a vote of a majority of the whole board of directors, provided such increase or decrease remains within the permitted range as identified by Section 3.1 above, provided that no decrease shall have the effect of shortening the term of any incumbent director.

Section 3.6.    Vacancies. Except as fixed by the board of directors pursuant to Article VI, Section B of the Certificate of Formation, any vacancy occurring in the board of directors may be filled by election at an annual or special meeting of the shareholders called for that purpose or by the affirmative vote of the majority of the remaining directors (even if the remaining directors constitute less than a quorum of the board of directors), and any director so chosen shall hold office for the remainder of the term to which the director has been selected and until such director’s successor shall have been elected and qualified. Except as fixed by the board of directors pursuant to Article VI, Section B of the Certificate of Formation, any vacancy to be filled because of an increase in the number of directors may be filled by election at an annual or special meeting of the shareholders called for that purpose or may be filled by the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided, that the board of directors may not fill more than two vacancies created by an increase in the number of directors during the period between two successive annual meetings of the shareholders.

Section 3.7.    Resignation. Any director may resign at any time by sending a written notice of such resignation to the principal office of the Corporation addressed to the chairman of the board, the chief executive officer or the president. Unless otherwise specified, such resignation shall take effect on the date the notice is received by the chairman of the board, the chief executive officer or the president.

Section 3.8.    Removal of Directors. Subject to the rights of any series of preferred stock, par value of $1.00 per share, of the Corporation established by the Board pursuant to the Certificate of Formation, any director, or the entire board of directors, may be removed from office at any time with or without cause by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

Section 3.9.    Regular Meetings. Regular meetings of the board of directors or any such committee may be held without notice at the principal office of the Corporation or at such other place or places, either within or without the State of Texas, and at such times as the board of directors or such committee, as the case may be, may from time to time designate. The annual meeting of the board of directors shall be held without notice immediately after the adjournment of the annual meeting of shareholders or at such other time each year as the board of directors shall determine.

Section 3.10.    Special Meetings. Special meetings of the board of directors may be called at any time by the chairman of the board, the chief executive officer, the president or by a majority of the whole board of directors, to be held at the principal office of the Corporation or at such other place or places as the board of directors or the person or persons calling such meeting may from time to time designate. Notice of all special meetings of the board of directors shall be given to each director at least two days before the date of the meeting. Such notice need not specify the business to be transacted or the purpose of the meeting. The attendance of a director at a special meeting of the board of directors constitutes a waiver of notice of the meeting, unless the director attends the meeting for the express purpose of objecting to the transaction of business at the meeting because the meeting has not been lawfully called or convened.

Section 3.11.    Quorum. A majority of the whole board of directors shall be necessary at all meetings to constitute a quorum for the transaction of business. If less than a majority is present at a meeting of the whole board of directors, a majority of the directors present may adjourn the meeting from time to time, without notice other than the announcement at the meeting, until a quorum shall be present. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by law, the Certificate of Formation or these Bylaws. Board action resulting in a change of control of the Corporation requires an affirmative vote of not less than two-thirds (66.67%) of the whole board of directors.

Section 3.12.    Remuneration. By resolution of the board of directors, a reasonable fixed sum and expenses of attendance, if any, may be allowed for attendance at such regular or special meetings of the board of directors. Members of standing or special committees may, by resolution of the board of directors, be allowed like compensation for attending committee meetings.

Section 3.13.    Action by Directors Without a Meeting. Any action required or which may be taken at a meeting of the directors, or of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken or to be taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

Section 3.14.    Action of Directors by Communications Equipment. Any action required or which may be taken at a meeting of directors, or of a committee thereof, may be taken by means of a conference telephone or similar communications equipment, or another suitable electronic communications system, including videoconferencing technology or the Internet, or any combination, by means of which all persons participating in the meeting can communicate with all other persons participating in the meeting. Such participation shall constitute presence in person, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened, but shall not constitute attendance for the purpose of remuneration pursuant to Section 3.12 hereof unless otherwise determined by the board of directors.

ARTICLE IV - COMMITTEES

Section 4.1.    Designation Powers. The board of directors may, by resolution adopted by a majority of the entire board of directors, designate annually one (1) or more of its members to constitute members or alternate members of an executive committee, which committee shall have and may exercise, between meetings of the board of directors, all the powers and authority of the board in the management of the business and affairs of the Corporation, including, if such committee is so empowered and authorized by resolution adopted by a majority of the entire board of directors, the power and authority to declare a dividend and to authorize the issuance of stock, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except that the executive committee shall not have such power or authority with reference to:

(a)    amending the Certificate of Formation;

(b)    adopting an agreement of merger or consolidation involving the Corporation;

(c)    recommending to the shareholders the sale, lease or exchange of all or substantially all of the property and assets of the Corporation;

(d)    recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution;

(e)    adopting, amending, or repealing any Bylaw;

(f)    filling vacancies on the board of directors or on any committee of the board of directors, including the executive committee;

(g)    fixing the compensation of directors for serving on the board of directors or on any committee of the board of directors, including the executive committee;

(h)    amending or repealing any resolution of the board of directors which by its terms may be amended or repealed only by the board of directors; or

(i)    any other action which a committee is prohibited from taking under the TBOC.

Section 4.2.    Other Committees. The board of directors may, by resolution adopted by a majority of the entire board of directors, designate from among its members one or more other committees, each of which shall, except as otherwise prescribed by law, have such authority of the board of directors as may be specified in the resolution of the board of directors designating such committee. A majority of all the members of such committee may determine its action and fix the time and place of its meetings, unless the board of directors shall otherwise provide. The board of directors shall have the power at any time to change the membership of, to increase or decrease the membership of, to fill all vacancies in, and to discharge any such committee, or any member thereof, either with or without cause.

Section 4.3.    Procedure; Meetings; Quorum. Regular meetings of the executive committee or any other committee of the board of directors, of which no notice shall be necessary, may be held at such times and places as shall be fixed by resolution adopted by a majority of the members thereof. Special meetings of the executive committee or any other committee of the board of directors shall be called at the request of any member thereof. Notice of each special meeting of the executive committee or any other committee of the board of directors shall be sent to each member thereof personally, by mail, or, with consent of a director, by electronic transmission not later than the day before the day on which the meeting is to be held, but notice need not be given to any member who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of such notice to such member. Any special meeting of the executive committee or any other committee of the board of directors shall be a legal meeting without any notice thereof having been given, if all the members thereof shall be present thereat, unless a member attends the meeting for the express purpose of objecting to the transaction of business at the meeting because the meeting has not been lawfully called or convened. Notice of any adjourned meeting of any committee of the board of directors need not be given. The executive committee or any other committee of the board of directors may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Formation, or these Bylaws for the conduct of its meetings as the executive committee or any other committee of the board of directors may deem proper. A majority of the executive committee or any other committee of the board of directors shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members thereof present at any meeting at which a quorum is present shall be the act of such committee. The board of directors may fill any vacancy on any committee. The executive committee or any other committee of the board of directors shall keep written minutes of its proceedings, a copy of which is to be filed with the secretary of the Corporation, and shall report on such proceedings to the board of directors.

ARTICLE V - OFFICERS

Section 5.1.    Designations. The officers of the Corporation shall be a president, secretary, treasurer, and such chairman of the board, vice chairman of the board, chief executive officer, vice presidents, assistant secretaries, and assistant treasurers as the board of directors may designate, who shall be elected by a majority vote of the directors at their first meeting after the annual meeting of shareholders, and who shall hold office until their successors are elected and qualify. Any two or more offices may be held by the same person, except the offices of the chief executive officer and the president may not be a secretary.

Section 5.2.    Powers and Duties. The officers of the Corporation shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as set forth herein.

Section 5.3.    Chairman of the Board. The chairman of the board shall, if there be such an officer, preside at meetings of the board of directors and, if present, and, in the absence of the chief executive officer, preside at meetings of the shareholders. The chairman of the board shall generally manage the affairs of the board of directors and have such other powers and duties as may from time to time be prescribed by the board of directors. The chairman of the board may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, or other instruments authorized by the board of directors or any committee thereof empowered to authorize the same.

Section 5.4.    Vice Chairman of the Board. The board of directors may elect one or more vice chairmen of the board. The vice chairmen of the board shall perform all duties incidental to the office of vice chairman of the board which may be required by law and such other duties as may be prescribed by the board of directors from time to time. In the absence of the chairman of the board, or in the event the board of directors shall not have designated a chairman of the board, the vice chairman of the board (or in the event there be more than one vice chairman of the board, the vice chairmen of the board in the order designated by the board of directors, or, in the absence of any designation, then in the order of their election) shall preside at all meetings of the board of directors.

Section 5.5.    Chief Executive Officer. The chief executive officer of the Corporation, if their be such an officer, shall preside at all meetings of the shareholders, have general and active management of the business of the Corporation, see that all orders and resolutions of the board of directors are carried into effect, and perform all duties incidental to the office of chief executive officer which may be required by law and such other duties as may be prescribed by the board of directors from time to time. Furthermore, the chief executive officer shall be a director. The chief executive officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, or other instruments authorized by the board of directors or any committee thereof empowered to authorize the same.

Section 5.6.    President. The president shall, at the direction of or in the absence of the chief executive officer of the Corporation, execute the powers of the chief executive officer. The president shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation.

Section 5.7.    Vice Presidents. In the absence of the chairman of the board, the chief executive officer and the president or, in the event of their inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the directors, or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the board of directors, the chief executive officer and the president may from time to time prescribe.

Section 5.8.    Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the shareholders and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he or she shall be. The secretary shall have custody of the corporate seal of the Corporation and the secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the secretary’s signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer’s signature.

Section 5.9.    Assistant Secretary. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of the secretary’s inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 5.10.    Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all the treasurer’s transactions as treasurer and of the financial condition of the Corporation. If required by the board of directors, the treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the treasurer’s office and for the restoration to the Corporation, in case of the treasurer’s death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the treasurer’s possession or under the treasurer’s control belonging to the Corporation.

Section 5.11.    Assistant Treasurer. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of the treasurer’s inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 5.12.    Vacancies. Vacancies in any office rising from any cause may be filled by a majority vote of the board of directors at any regular or special meeting of the board of directors for the unexpired portion of the term.

Section 5.13.    Other Officers. Directors may elect or appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

Section 5.14.    Term. The officers of the Corporation shall hold office until their successors are chosen and qualify or until such officer’s death, resignation or removal in the manner herein provided. The board of directors may authorize the Corporation to enter into an employment contract with any officer in accordance with applicable law or regulation; but no such contract shall impair the right of the board of directors to remove any officer at any time.

Section 5.15.    Removal. Any officer or agent elected or appointed by the board of directors may be removed at any time, with or without cause, by the chief executive officer or the affirmative vote of no less than 66.67% of the whole board of directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

ARTICLE VI - CAPITAL STOCK

Section 6.1.    Certificates. Certificates of stock shall be issued in numerical order, and each shareholder shall be entitled to a certificate signed by the chief executive officer, the president, or a vice president and the secretary and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the person were an officer on the date of issue. Each stock certificate shall state:

(a)    That the Corporation is organized under the laws of the State of Texas;

(b)    The name of the person to whom issued;

(c)    The number and class of shares and the designation of the series, if any, which such certificate represents; and

(d)    The par value of each share represented by such certificate, or a statement that such shares are without par value.

Notwithstanding anything to the contrary provided in these Bylaws, the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares (except that the foregoing shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation), and by the approval and adoption of these Bylaws the board of directors has determined that all classes or series of the Corporation’s stock may be uncertificated, whether upon original issuance, re-issuance, or subsequent transfer.

Section 6.2.    Transfers.

(a)    Transfers of stock shall be made only upon the stock transfer books of the Corporation, kept at the registered office of the Corporation or at its principal place of business, or at the office of its transfer agent or register, and before a new certificate is issued the old certificate shall be surrendered for cancellation. The board of directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

(b)    Shares of stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from the certificate, or by written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate (or, with respect to uncertificated shares, by delivery of duly executed instructions or any other manner permitted by applicable law). No shares of stock shall be transferred on the books of the Corporation until the outstanding certificates therefor have been surrendered to the Corporation.

Section 6.3.    Registered Owner. Registered shareholders shall be treated by the Corporation as the holders in fact of the stock standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided below or by the laws of the State of Texas. The Corporation may adopt by resolution a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. The resolution shall set forth:

(a)    The classification of shareholder who may certify;

(b)    The purpose or purposes for which the certification may be made;

(c)    The form of certification and information to be contained therein;

(d)    If the certification is with respect to a record date or closing of the stock transfer books, the date within which the certification must be received by the Corporation; and

(e)    Such other provisions with respect to the procedure as are deemed necessary or desirable.

Upon receipt by the Corporation of a certification complying with the above requirements, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

Section 6.4.    Mutilated, Lost or Destroyed Certificates. In case of any mutilation, loss or destruction of any certificate of stock, a new certificate or uncertificated shares may be issued in its place upon receipt of proof of such mutilation, loss or destruction. The board of directors may impose conditions on such issuance and may require the giving of satisfactory bond or indemnity to the Corporation in such sum as they might determine or establish such other procedures as they deem necessary.

Section 6.5.    Shares of Another Corporation. Shares owned by the Corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the board of directors may determine or, in the absence of such determination, by the chief executive officer, or the president of the Corporation.

ARTICLE VII - AFFILIATED TRANSACTIONS

Section 7.1.    Validity. Except as otherwise provided for in the Certificate of Formation and except as otherwise provided in these Bylaws, if Section 7.2 is satisfied, no contract or transaction between the Corporation and any of its directors, officers, or security holders, or any Corporation, partnership, association, or other organization in which any of such directors, officers, or security holders are directly or indirectly financially interested, shall be void or voidable solely because of this relationship, or solely because of the presence of the director, officer, or security holder at the meeting authorizing the contract or transaction, or solely because of his or their participation in the authorization of such contract or transaction or vote at the meeting therefore, whether or not such participation or vote was necessary for the authorization of such contract or transaction.

Section 7.2.    Disclosure, Approval; Fairness. Section 7.1 shall apply only if:

(a)    the material facts as to the relationship or interest and as to the contract or transaction are disclosed to or known by:

i.

the board of directors (or committee thereof) and it nevertheless in good faith authorizes or ratifies the contract or transaction by the approval of a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

ii.

the shareholders entitled to vote on the authorization of the contract or transaction and the contract or transaction is specifically approved in good faith by a vote of the shareholders, each such interested person (shareholder) to be counted in determining whether a quorum is present and for voting purposes; or

(b)    the contract or transaction is fair to the Corporation as of the time it is authorized, approved, or ratified by the board of directors (or committee thereof) or the shareholders.

Section 7.3.    Nonexclusive. This provision shall not be construed to invalidate a contract or transaction which would be valid in the absence of this provision.

ARTICLE VIII - CONTRACTS

The board of directors may authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Such authority may be general or confined to specific instances.

ARTICLE IX - INDEMNIFICATION

Section 9.1.    Indemnification.

(a)    Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, including, without limitation, any proceeding by or in the right of the Corporation, whether civil, criminal, administrative, arbitrative or investigative, any appeal of such an action, suit or proceeding, or any inquiry or investigation that could lead to such an action, suit, or proceeding (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, at any time during which this Article IX is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), a director, officer, employee, or agent of the Corporation or is or was a delegate (as defined in Section 8.001 of the TBOC (or any successor provision)) of the Corporation (hereinafter, an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent, or delegate or in any other capacity while serving as a director, officer, employee, agent, or delegate, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor of the Corporation by merger or otherwise) to the fullest extent permitted by the TBOC as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, to the fullest extent permitted by applicable law, only to the extent that such amendment or modification permits the Corporation to provide greater indemnification rights than said law permitted the Corporation to provide prior to such amendment or modification), against all expense, liability and loss (including attorneys’ fees, court costs, judgments, fines, excise or similar taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee, agent, or delegate and shall inure to the benefit of his or her heirs, executors and administrators, and no determination under Section 8.101(a)(3) of the TBOC will be required; provided, however, that except as provided in paragraph (a) of Section 9.3, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors.

(b)    To obtain indemnification under this Article IX, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (i) by a majority vote of the Disinterested Directors (as hereinafter defined) even though less than a quorum, or (ii) by a committee consisting of Disinterested Directors designated by majority vote of such Disinterested Directors even though less than a quorum, or (iii) if there are no Disinterested Directors or, if, such Disinterested Directors so direct, by Independent Counsel (as hereinafter defined) selected by the board of directors, in a written opinion to the board of directors, a copy of which shall be delivered to the claimant, or (iv) by a majority vote of the shareholders of the Corporation in a vote that excludes the shares held by each director who is not a Disinterested Director, or (v) a unanimous vote of the shareholders of the Corporation. In the event that there shall have occurred within two years prior to the date of the commencement of the proceeding for which indemnification is claimed a “Change of Control” (as defined in the Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan, as it may be amended from time to time), the determination of entitlement to indemnification is to be made by Independent Counsel, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the board of directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

Section 9.2.    Mandatory Advancement of Expenses. To the fullest extent permitted by the TBOC as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater rights to advancement of expenses than said law permitted the Corporation to provide prior to such amendment or modification), each Indemnitee shall have (and shall be deemed to have a contractual right to have) the right, without the need for any action by the board of directors, to be paid by the Corporation (and any successor of the Corporation by merger or otherwise) the expenses incurred in connection with any proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the TBOC requires, the advancement of such expenses shall be made only upon delivery to the Corporation of a written affirmation (hereinafter, the “affirmation”) by the Indemnitee of the Indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification under Chapter 8 of the TBOC and a written undertaking (hereinafter, the “undertaking”) by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such Indemnitee has not met that standard or that indemnification is prohibited by Section 8.102 of the TBOC.

Section 9.3.    Claims.

(a)    If a claim for indemnification under this Article IX is not paid in full by the Corporation within 30 days after a written claim pursuant to Section 9.1(b) of these Bylaws has been received by the Corporation or if a request for advancement of expenses under this Article IX is not paid in full by the Corporation within 20 days after a statement pursuant to Section 9.2 of these Bylaws and the required affirmation and undertaking, if any, have been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim for indemnification or request for advancement of expenses and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim to the fullest extent permitted by applicable law. It shall be a defense to any such action that under the TBOC, the claimant has not met the standard of conduct which makes it permissible for the Corporation to indemnify the claimant for the amount claimed or that the claimant is not entitled to the requested advancement of expenses, but (except where the required affirmation or undertaking, if any, has not been tendered to the Corporation) the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, Independent Counsel or shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the TBOC, nor an actual determination by the Corporation (including its board of directors, Independent Counsel or shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(b)    If a determination shall have been made pursuant to Section 9.1(b) of these Bylaws that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (a) of this Section 9.3.

(c)    The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (a) of this Section 9.3 that the procedures and presumptions of this Article IX are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article IX.

Section 9.4.    Contract Rights; Amendment and Repeal; Non-exclusivity of Rights.

(a)    All of the rights conferred in this Article IX, as to indemnification, advancement of expenses and otherwise, shall be contract rights between the Corporation and each Indemnitee to whom such rights are extended that vest at the commencement of such Indemnitee’s service to or at the request of the Corporation and (i) any amendment or modification of this Article IX that in any way diminishes or adversely affects any such rights shall be prospective only and shall not in any way diminish or adversely affect any such rights with respect to such person, and (ii) all of such rights shall continue as to any such Indemnitee who has ceased to be a director, officer, employee, agent, or delegate of the Corporation, and shall inure to the benefit of such Indemnitee’s heirs, executors and administrators.

(b)    All of the rights conferred in this Article IX, as to indemnification, advancement of expenses and otherwise (i) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Formation, Bylaws, agreement, vote of shareholders or Disinterested Directors or otherwise, and (ii) cannot be terminated by the Corporation, the board of directors or the shareholders of the Corporation with respect to a person’s service prior to the date of such termination.

Section 9.5.    Insurance, Other Indemnification and Advancement of Expenses.

(a)    The Corporation may purchase or procure or establish and maintain insurance to indemnify or hold harmless any current or former director, officer, employee, agent, or delegate against any liability asserted against and incurred by the person in that capacity or arising out of the person’s status in that capacity, whether or not the Corporation would have the power to indemnify such person against that liability under the provisions of this Article IX or the TBOC.

(b)    The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and rights to advancement of expenses incurred in connection with any proceeding in advance of its final disposition, to any current or former employee or agent of the Corporation to the fullest extent of the provisions of this Article IX with respect to the indemnification and advancement of expenses of current or former directors and officers of the Corporation.

Section 9.6.    Definitions; Notice.

(a)    For purposes of this Article IX:

(1)                 “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(2)                 “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Article IX.

(b)    Any notice, request or other communication required or permitted to be given to the Corporation under this Article IX shall be in writing and delivered in person, by overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, or by electronic transmission when permitted by, in accordance with the requirements of and with the effect stated in, the TBOC, to the secretary of the Corporation and shall be effective only upon receipt by the secretary.

Section 9.7.    Severability. If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article IX (including, without limitation, each portion of any paragraph of this Article IX containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article IX (including, without limitation, each such portion of any paragraph of this Article IX containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE X - FISCAL YEAR

The fiscal year of the Corporation shall end on the 31st day of December of each year.

ARTICLE XI - DIVIDENDS

Subject to the terms of the Certificate of Formation and applicable law, the board of directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares of capital stock.

ARTICLE XII - NOTICES

Section 12.1.    Method. Whenever any notice is required to be given to any shareholder or director by these Bylaws, the Certificate of Formation, or applicable law, it shall be deemed to be sufficient if given by mailing, postage paid, addressed to the person or persons entitled thereto at their post office addresses appearing on the books or other records of the Corporation, and such notice shall be deemed to have been given on the date such notice is deposited in the United States mail, but said notice shall also be deemed to be sufficient and to have been given and received if given in any other manner or by any other means authorized by law or provided for elsewhere in these Bylaws.

Section 12.2.    Waiver. Whenever any notice is required to be given to any shareholder or director by these Bylaws, the Certificate of Formation, or applicable law, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE XIII - SEAL

The corporate seal of the Corporation shall be in such form and bear such inscription as may be adopted by resolution of the board of directors, or by usage of the officers on behalf of the Corporation.

ARTICLE XIV - BOOKS AND RECORDS

The Corporation shall keep correct and complete books and records of account and shall keep minutes and proceedings of its shareholders and board of directors; and it shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each. Any books, records and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.

ARTICLE XV - EXCLUSIVE FORUM

Section 15.1.    Forum. Unless the Corporation consents in writing to the selection of an alternative forum, any state court located in Harris County in the State of Texas (each, a “Harris County State Court”) shall be the sole and exclusive forum for any shareholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the TBOC, the Certificate of Formation or these Bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, and, if brought outside of Texas, the shareholder bringing the suit will be deemed to have consented to service of process on such shareholder’s counsel, except for, as to each of (i) through (iv) above, any action (A) as to which the Harris County State Court determines that there is an indispensable party not subject to the jurisdiction of the Harris County State Court (and the indispensable party does not consent to the personal jurisdiction of the Harris County State Court within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Harris County State Court, (C) for which the Harris County State Court does not have subject matter jurisdiction, or (D) arising under the Securities Act of 1933, as amended, as to which the Harris County State Court and the United States District Court for the Southern District of Texas, Houston Division shall have concurrent jurisdiction. Notwithstanding the foregoing, the provisions of this Section 15.1 will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Section  15.1.

Section 15.2.    Consent to Jurisdiction. If any action the subject matter of which is within the scope of Section 15.1 immediately above is filed in a court other than a court located within the State of Texas (a “Foreign Action”) in the name of any shareholder, such shareholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Texas in connection with any action brought in any such court to enforce Section 15.1 immediately above (an “FSC Enforcement Action”), and (ii) having service of process made upon such shareholder in any such FSC Enforcement Action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder.

ARTICLE XVI - AMENDMENTS AND CONSTRUCTION

Section 16.1.    Amendment. The board of directors shall have the power to alter, amend or repeal the Bylaws of the Corporation or adopt new Bylaws. The shareholders of the Corporation shall not have the power to alter, amend or repeal the Bylaws of the Corporation or adopt new Bylaws.

Section 16.2.    Severability. If any portion of the Bylaws shall be invalid or inoperative, then, so far as is reasonable, the remainder of these Bylaws shall be considered valid and operative and effect shall be given to the intent manifested by the portion held invalid and inoperative.

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